EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-56400 on Form S-8 of our report dated June 1, 2011, relating to the financial statements and financial statement schedule of the H&R Block Retirement Savings Plan, appearing in this Annual Report on Form 11-K of the H&R Block Retirement Savings Plan for the year ended December 31, 2010.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
June 1, 2011

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